UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2015

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One South Jersey Plaza, Folsom, NJ 08037
(Address of principal executive offices) (Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 27, 2015, South Jersey Industries, Inc. (SJI) filed an amendment to its Certificate of Incorporation that increased the authorized number of shares of its common stock from 60,000,000 to 120,000,000 and the aggregate number of shares authorized to be issued by SJI from 62,500,000 to 122,500,000. The amendment was made in connection with a two-for-one stock split, approved by the SJI Board of Directors, to be effected pursuant to a stock dividend of one share of common stock for each outstanding share of common stock (Stock Split). The SJI Board of Directors approved the amendment to the certificate of incorporation, in connection with the Stock Split, without shareholder action, pursuant to New Jersey Business Corporations Act Section 14A:7-15.1(3). The amendment was effective upon its filing, and the Stock Split is payable May 8, 2015 to shareholders of record at the close of business on April 17, 2015.
A copy of the amendment to the SJI Certificate of Incorporation is attached hereto as Exhibit 3.

Item 9.01	Financial Statements and Exhibits

Exhibit Index

Exhibit No.	Description

3	Amendment to Certificate of Incorporation of South Jersey Industries, Inc. dated February 27, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC

Date: March 2, 2015	By: /s/ Gina Merritt-Epps
Gina Merritt-Epps, Esq.
General Counsel & Corporate Secretary

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________

3	Amendment to Certificate of Incorporation of South Jersey Industries, Inc., dated February 27, 2015.